UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 12, 2023

VIVIC CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-56198	80-0948413
(State or other jurisdiction of	Commission	IRS Employer
Incorporation or organization)	File Number	Identification Number

187 E. Warm Springs Road

Las Vegas, Nevada 89119

(Address of Principal Executive Offices)

Registrant’s telephone number: (702) 899 0818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each Exchange on which Registered
Common Stock, $0.001 Par Value	VIVC	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 12, 2023, Vivic Corporation (Hong Kong) Co. Limited (“Vivic Hong Kong”), a wholly-owned subsidiary of Vivic Corp. (the “Company”), entered into a Stock Purchase Agreement with Yun-Kuang Kung (Mr. “Kung”) pursuant to which Mr. Kung acquired all of the shares of our indirectly wholly-owned subsidiary, Guangdong Weiguan Ship Tech Co., Ltd. (“Weiguan Ship Tech”). The divestiture of Weiguan Ship Tech is part of the Company’s plan to concentrate primarily on its business in Taiwan for the immediate future which has shown significant growth in the past three months to facilitate its efforts to uplist its shares to a recognized stock exchange in the United States.

In consideration for its interest in Weiguan Ship Tech, the Company received nominal monetary consideration and the agreement of Mr. Kung to indemnify the Company and its affiliates and hold them harmless from, against and in respect of any and all claims arising out of or related to the business of Weiguan Ship Tech whether arising before or after the date of the Stock Purchase Agreement, whether currently known or unknown, including, without limitation any claims for taxes.

In connection with the sale, the Company commissioned and received an appraisal of Weiguan Ship Tech. In its report the appraiser noted that although Weiguan Ship Tech had a value of approximately RMB 565,000 on a projected income basis, it had negative net assets (shareholders’ equity) in excess of RMB 8,200,000 yuan and Vivic Hong Kong and indirectly, the Company, could be held liable for any liability up to the amount of the subscribed capital contributions in Weiguan Ship Tech. Thus, given the desire of management to focus on the Company’s Taiwan operations, management concluded it was in the best interest of the Company to sell Weiguan Ship Tech to Mr. Kung, the son of Shang-Chiai Kung, the Company’s principal shareholder, President and Chief Executive Officer, in return for his agreement to indemnify the Company against any claims that might arise in respect of the operations of Weiguan Ship Tech and its subsidiaries.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement dated July 12, 2023, between Vivic Corporation (Hong Kong) Co. Limited and Yun-Kuang Kung
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2023

VIVIC CORP.

By:	/s/ Shang-Chiai Kung
Shang-Chiai Kung
President and Chief Executive Officer